Exhibit 5.1
[Retail Ventures Letterhead]
February 6, 2006
Retail Ventures, Inc.
3241 Westerville Road,
Columbus, Ohio 43224
Ladies and Gentlemen:
I am the Executive Vice President and General Counsel for Retail Ventures, Inc., an Ohio corporation (the “Corporation”), and am delivering this opinion in connection with the preparation of the Registration Statement on Form S-3 (referred to herein, together with all amendments and exhibits, as the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission, covering an aggregate of up to 10,407,502 of the Corporation’s common shares, without par value, plus additional common shares of the Corporation to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, which shares are being offered for sale from time to time by Schottenstein Stores Corporation (“SSC”) upon the exercise of warrants held by SSC.
This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.
In connection with this opinion, I have examined the originals or copies certified or otherwise authenticated to my satisfaction of such corporate records of the Corporation, of certificates of public officials and of officers of the Corporation, and of other agreements, instruments or documents as I have deemed necessary as a basis for the opinions contained herein. I have also reviewed the Registration Statement.
In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Corporation, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon certificates, statements and representations of officers, trustees and other representatives of the Corporation and others.
I am a member of the Bar of the State of Ohio and do not express any opinion as to the laws of any jurisdiction, other than the corporate laws of the State of Ohio.
Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I advise you that, in my opinion:
The Corporation’s common shares will, when issued and sold to SSC (including any shares issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments) in accordance with the terms of the warrants, be duly and validly issued, fully paid and non-assessable. In rendering my opinion herein, I do not express any opinion as to the compliance or noncompliance of the issuance of the common shares with federal or state securities laws.
I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. As of February 6, 2006, I did not own any of the Corporation’s common shares and held options to purchase 24,000 common shares, 16,000 of which are not yet exercisable.

Respectfully submitted,
/s/ Julia A. Davis, Esq.
Julia A. Davis, Esq.
Executive Vice President, General Counsel